TEMPUR SEALY REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
- Fourth Quarter 2021 Net Sales Increased 29%, EPS Increased 31%
-Full Year 2021 Net Sales Increased 34%, EPS Increased 87%
- Increased Quarterly Dividend Double-Digits to $0.10 per share
- Established 2022 EPS Guidance Range of $3.65 to $3.85

LEXINGTON, KY, February 22, 2022 - Tempur Sealy International, Inc. (NYSE: TPX) announced record financial results for the fourth quarter and year ended December 31, 2021. The Company also issued financial guidance for the full year 2022.

FOURTH QUARTER 2021 KEY HIGHLIGHTS

•Total net sales increased 28.6% to $1,359.6 million as compared to $1,057.0 million in the fourth quarter of 2020, with an increase of 18.9% in the North America business segment and an increase of 82.1% in the International business segment. Net sales through the direct channel increased $166.7 million, or 115.4%, to $311.2 million, as compared to the fourth quarter of 2020. The direct channel is on an annualized run rate of over $1 billion.
•Gross margin was 44.5% as compared to 45.9% in the fourth quarter of 2020.
•Operating income increased 29.8% to $250.8 million as compared to $193.2 million in the fourth quarter of 2020.
•Net income increased 21.5% to $175.8 million as compared to $144.7 million in the fourth quarter of 2020. Adjusted net income(1) increased 22.8% to $175.9 million as compared to $143.2 million in the fourth quarter of 2020.
•Earnings per diluted share ("EPS") increased to $0.88 as compared to $0.67 in the fourth quarter of 2020.

SUMMARY FINANCIAL INFORMATION

(in millions, except percentages and per common share amounts)	Three Months Ended		% Reported Change	Year Ended		% Reported Change
	December 31, 2021	December 31, 2020		December 31, 2021	December 31, 2020
Net sales	$1,359.6	$1,057.0	28.6%	$4,930.8	$3,676.9	34.1%
Net income	$175.8	$144.7	21.5%	$624.5	$348.8	79.0%
Adjusted net income(1)	$175.9	$143.2	22.8%	$651.7	$405.7	60.6%
EBITDA (1)	$297.3	$238.2	24.8%	$1,088.7	$737.8	47.6%
Adjusted EBITDA(1)	$297.4	$239.5	24.2%	$1,135.9	$779.9	45.6%
EPS	$0.88	$0.67	31.3%	$3.06	$1.64	86.6%
Adjusted EPS (1)	$0.88	$0.67	31.3%	$3.19	$1.91	67.0%

Company Chairman and CEO Scott Thompson commented, "We are pleased to report sales growth of 29% and EPS growth of 31% in the fourth quarter. This is the 10th of our last 11 quarters in which we have delivered double-digit sales and EPS growth. We leveraged our strong market position and global operating scale to drive record sales and EPS results while navigating supply chain disruptions, a significant inflationary environment and Covid-related disruptions. These past two years further solidified Tempur Sealy's position as a market leading, vertically integrated, omni-channel, global company with solid fundamentals in a growing category. We enter 2022 well-positioned to continue to grow sales and EPS double-digits."

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Business Segment Highlights: Fourth Quarter 2021

The Company’s business segments include North America and International. Corporate operating expenses are not included in either of the business segments and are presented separately as a reconciling item to consolidated results.

North America net sales increased 18.9% to $1,062.1 million as compared to $893.6 million in the fourth quarter of 2020. Gross margin was 41.6% as compared to 43.4% in the fourth quarter of 2020. Operating margin was 21.6% as compared to 20.9% in the fourth quarter of 2020.

North America net sales through the wholesale channel increased $144.5 million, or 18.2%, to $936.6 million as compared to the fourth quarter of 2020, primarily driven by broad-based demand across our retail partners. North America net sales through the direct channel increased $24.0 million, or 23.6%, to $125.5 million, as compared to the fourth quarter of 2020, primarily driven by growth in our company-owned stores.

North America gross margin declined 180 basis points as compared to the fourth quarter of 2020. The decline was driven by operational inefficiencies related to COVID-19 and pricing benefit to sales with no improvement in gross margin, partially offset by favorable brand mix. North America operating margin improved 70 basis points as compared to the fourth quarter of 2020. The improvement was primarily driven by operating expense leverage, partially offset by the decline in gross margin.

International net sales increased 82.1% to $297.5 million as compared to $163.4 million in the fourth quarter of 2020. On a constant currency basis(1), International net sales increased 85.3% as compared to the fourth quarter of 2020.

International net sales through the wholesale channel decreased $8.6 million, or 7.1%, to $111.8 million as compared to the fourth quarter of 2020. International net sales through the direct channel increased $142.7 million, or 331.9%, to $185.7 million, as compared to the fourth quarter of 2020, primarily driven by the acquisition of Dreams Topco Limited ("Dreams") on August 2, 2021.

Gross margin was 54.8% as compared to 59.9% in the fourth quarter of 2020. Dreams' margin profile is lower than our historical international margins as they sell a variety of products across a range of price points. Operating margin was 20.2% as compared to 29.8% in the fourth quarter of 2020.

International gross margin declined 510 basis points as compared to the fourth quarter of 2020. The decline was driven by the acquisition of Dreams, the pricing benefit to sales with no improvement in gross margin and operational inefficiencies related to COVID-19. International operating margin declined 960 basis points as compared to the fourth quarter of 2020. The decline was driven by the decline in gross margin and operating expense deleverage.

Corporate operating expense decreased to $38.2 million as compared to $42.5 million in the fourth quarter of 2020. Corporate adjusted operating expense(1) was $36.0 million in the fourth quarter of 2020. There were no adjustments to operating expense in the fourth quarter of 2021.

Consolidated net income increased 21.5% to $175.8 million as compared to $144.7 million in the fourth quarter of 2020. Adjusted net income(1) increased 22.8% to $175.9 million as compared to $143.2 million in the fourth quarter of 2020. EPS increased 31.3% to $0.88 as compared to $0.67 in the fourth quarter of 2020.

The Company ended the fourth quarter of 2021 with total debt of $2.3 billion and consolidated indebtedness less netted cash(1) of $2.1 billion. Leverage based on the ratio of consolidated indebtedness less netted cash(1) to adjusted EBITDA  was 1.81 times for the year ended December 31, 2021.

During the fourth quarter of 2021, the Company repurchased 5.4 million shares of its common stock for a total cost of $250.5 million. As of December 31, 2021, the Company had approximately $1.4 billion available under its existing share repurchase authorization. In the last twelve months, the Company allocated approximately $1.5 billion of capital, which included investing over $800 million in share repurchases to buy back approximately 10% of our shares outstanding, paying $63 million in cash dividends, investing approximately $475 million to acquire Dreams and making $123 million of operational investments.

Additionally, today the Company announced that its Board of Directors increased the quarterly cash dividend to 10 cents per share. The dividend is payable on March 22, 2022, to shareholders of record at the close of business on March 8, 2022. This represents an 11% increase over the Company's previous quarterly dividend of 9 cents per share.
(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Company Chairman and CEO Scott Thompson commented, "We are pleased to deliver double digit sales and EPS growth in 2021, issue double digit sales and EPS growth targets for 2022, increase our cash dividend 11 percent while simultaneously targeting to repurchase at least 10 percent of our shares outstanding and maintain our historical leverage target. Like always, we will also continue to invest in supporting our global brands with powerful advertising, additional manufacturing capacity and industry-leading product innovation."

Financial Guidance

For the full year 2022, the Company currently expects EPS between $3.65 to $3.85. This contemplates the Company's current sales outlook for strong year-over-year growth between 15% to 20%.

The Company noted that its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control.

Conference Call Information

Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, February 22, 2022, at 8:00 a.m. Eastern Time. The call will be webcast and can be accessed on the Company's investor relations website at investor.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company's website for 30 days.

Non-GAAP Financial Measures and Constant Currency Information

For additional information regarding EBITDA, adjusted EBITDA, adjusted EPS, adjusted net income, adjusted operating income (expense), adjusted operating margin, consolidated indebtedness and consolidated indebtedness less netted cash (all of which are non-GAAP financial measures), please refer to the reconciliations and other information included in the attached schedules. For information on the methodology used to present information on a constant currency basis, please refer to "Constant Currency Information" included in the attached schedules.

Forward-Looking Statements

This press release contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "assumes," "estimates," "expects," "guidance," "anticipates," "might," "projects," "plans," "proposed," "targets," "intends," "believes," "will" and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company's quarterly cash dividend, the Company's share repurchase targets, the Company's expectations regarding EPS for 2022, the Company's expectations regarding supply chain disruptions, the macroeconomic environment and COVID-related disruptions, and the Company's expectations for increasing sales growth, product launches, channel growth, acquisitions and commodities outlook. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risk factors include labor shortages, turnover and cost increases related to significant employee absenteeism as well as the risk factors discussed under the heading "Risk Factors" in Part 1, ITEM 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

About Tempur Sealy International, Inc.

Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a global leader in the design, manufacture and distribution of bedding products, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster® and our non-branded offerings include value-focused private label and OEM products. Our distinct brands allow for complementary merchandising strategies and are sold through third-party retailers, our Company-owned stores and e-commerce channels. This omni-channel strategy ensures our products are offered where ever and how ever customers want to shop.

Lastly, we accept our global responsibility to serve all stakeholders, our community and environment. We have and are implementing programs consistent with our responsibilities.

Investor Relations Contact:

Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in millions, except percentages and per common share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 31,		Chg %	December 31,		Chg %
	2021	2020		2021	2020
Net sales	$1,359.6	$1,057.0	28.6%	$4,930.8	$3,676.9	34.1%
Cost of sales	755.1	571.8		2,772.1	2,038.5
Gross profit	604.5	485.2	24.6%	2,158.7	1,638.4	31.8%
Selling and marketing expenses	264.8	204.4		923.1	740.2
General, administrative and other expenses	99.0	94.4		353.9	382.5
Equity income in earnings of unconsolidated affiliates	(10.1)	(6.8)		(30.6)	(16.4)
Operating income	250.8	193.2	29.8%	912.3	532.1	71.5%

Other expense, net:
Interest expense, net	20.5	16.0		66.3	77.0
Loss on extinguishment of debt	—	4.2		23.0	5.1
Other income, net	(0.7)	(2.7)		(1.0)	(2.4)
Total other expense. net	19.8	17.5		88.3	79.7

Income from continuing operations before income taxes	231.0	175.7	31.5%	824.0	452.4	82.1%
Income tax provision	(54.4)	(29.4)		(198.3)	(102.6)
Income from continuing operations	176.6	146.3	20.7%	625.7	349.8	78.9%
Loss from discontinued operations, net of tax	(0.1)	(1.3)		(0.7)	—
Net income before non-controlling interests	176.5	145.0	21.7%	625.0	349.8	78.7%
Less: Net income attributable to non-controlling interests	0.7	0.3		0.5	1.0
Net income attributable to Tempur Sealy International, Inc.	$175.8	$144.7	21.5%	$624.5	$348.8	79.0%

Earnings per common share:

Basic
Earnings per share for continuing operations	$0.92	$0.71		$3.17	$1.68
Loss per share for discontinued operations	—	(0.01)		—	—
Earnings per share	$0.92	$0.70	31.4%	$3.17	$1.68	88.7%

Diluted
Earnings per share for continuing operations	$0.88	$0.68		$3.06	$1.64
Loss per share for discontinued operations	—	(0.01)		—	—
Earnings per share	$0.88	$0.67	31.3%	$3.06	$1.64	86.6%

Weighted average common shares outstanding:
Basic	191.3	205.7		197.0	207.9
Diluted	199.8	214.1		204.3	212.3

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions)

	December 31, 2021	December 31, 2020
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$300.7	$65.0
Accounts receivable, net	419.5	383.7
Inventories	463.9	312.1
Prepaid expenses and other current assets	91.5	207.6
Total Current Assets	1,275.6	968.4
Property, plant and equipment, net	583.5	507.9
Goodwill	1,107.4	766.3
Other intangible assets, net	750.9	630.1
Operating lease right-of-use assets	480.6	304.3
Deferred income taxes	13.6	13.5
Other non-current assets	111.8	118.1
Total Assets	$4,323.4	$3,308.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$432.0	$324.1
Accrued expenses and other current liabilities	558.5	585.1
Income taxes payable	9.9	21.7
Current portion of long-term debt	53.0	43.9
Total Current Liabilities	1,053.4	974.8
Long-term debt, net	2,278.5	1,323.0
Long-term operating lease obligations	427.0	275.1
Deferred income taxes	129.2	90.4
Other non-current liabilities	140.3	131.8
Total Liabilities	4,028.4	2,795.1

Redeemable non-controlling interest	9.2	8.9

Stockholders' Equity:
Common stock, $0.01 par value, 500.0 million shares authorized; 283.8 million shares issued as of December 31, 2021 and 2020	2.8	2.8
Additional paid in capital	622.0	617.5
Retained earnings	2,604.9	2,045.6
Accumulated other comprehensive loss	(99.2)	(65.5)
Treasury stock at cost; 96.4 million and 78.9 million shares as of December 31, 2021 and 2020, respectively	(2,844.7)	(2,096.8)
Total stockholders' equity, net of non-controlling interests in subsidiaries	285.8	503.6
Non-controlling interests in subsidiaries	—	1.0
Total Stockholders' Equity	285.8	504.6
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$4,323.4	$3,308.6

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions) (unaudited)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS:
Net income before non-controlling interests	$625.0	$349.8
Loss from discontinued operations, net of tax	0.7	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113.2	98.0
Amortization of stock-based compensation	61.4	104.5
Amortization of deferred financing costs	2.8	3.2
Bad debt expense	2.7	35.8
Deferred income taxes	11.1	(8.6)
Dividends received from unconsolidated affiliates	22.9	19.3
Equity income in earnings of unconsolidated affiliates	(30.6)	(16.4)
Loss on extinguishment of debt	3.0	2.3
Loss (gain) on sale of assets	0.5	(1.7)
Foreign currency transaction adjustments and other	1.0	(0.5)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(40.4)	(55.7)
Inventories	(106.4)	(42.5)
Prepaid expenses and other assets	125.1	(19.4)
Operating leases, net	9.2	21.9
Accounts payable	50.5	63.0
Accrued expenses and other liabilities	(113.8)	90.5
Income taxes payable	(14.8)	11.2
Net cash provided by operating activities from continuing operations	723.1	654.7

CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS:
Purchases of property, plant and equipment	(123.3)	(111.3)
Acquisitions, net of cash acquired	(432.8)	(41.2)
Other	1.3	5.9
Net cash used in investing activities from continuing operations	(554.8)	(146.6)

CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS:
Proceeds from borrowings under long-term debt obligations	3,664.2	1,175.8
Repayments of borrowings under long-term debt obligations	(2,684.9)	(1,360.3)
Proceeds from exercise of stock options	14.9	6.9
Treasury stock repurchased	(816.3)	(331.8)
Dividends paid	(63.1)	—
Payment of deferred financing costs	(24.9)	(1.3)
Repayments of finance lease obligations and other	(13.4)	(11.9)
Net cash provided by (used in) financing activities from continuing operations	76.5	(522.6)

Net cash provided by (used in) continuing operations	244.8	(14.5)

Net operating cash flows (used in) provided by discontinued operations	(0.9)	0.3

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(8.2)	14.3
Increase in cash and cash equivalents	235.7	0.1
CASH AND CASH EQUIVALENTS, beginning of period	65.0	64.9
CASH AND CASH EQUIVALENTS, end of period	$300.7	$65.0

Summary of Channel Sales

The following table highlights net sales information, by channel and by business segment, for the three months ended December 31, 2021 and 2020:

	Three Months Ended December 31,
(in millions)	Consolidated		North America		International
	2021	2020	2021	2020	2021	2020
Wholesale (a)	$1,048.4	$912.5	$936.6	$792.1	$111.8	$120.4
Direct (b)	311.2	144.5	125.5	101.5	185.7	43.0
	$1,359.6	$1,057.0	$1,062.1	$893.6	$297.5	$163.4

(a)	The Wholesale channel includes all third party retailers, including third party distribution, hospitality and healthcare.
(b)	The Direct channel includes company-owned stores, online and call centers.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in millions, except percentages, ratios and per common share amounts)

The Company provides information regarding adjusted net income, adjusted EPS, adjusted operating income (expense), adjusted operating margin, EBITDA, adjusted EBITDA, consolidated indebtedness and consolidated indebtedness less netted cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income, earnings per share, gross profit, gross margin, operating income (expense) and operating margin as a measure of operating performance or an alternative to total debt as a measure of liquidity. The Company believes these non-GAAP financial measures provide investors with performance measures that better reflect the Company's underlying operations and trends, providing a perspective not immediately apparent from net income, gross profit, gross margin, operating income (expense) and operating margin. The adjustments management makes to derive the non-GAAP financial measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP financial measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company's business.

The Company believes that exclusion of these items assists in providing a more complete understanding of the Company's underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company's business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP financial measures include that these measures do not present all of the amounts associated with the Company's results as determined in accordance with GAAP. These non-GAAP financial measures should be considered supplemental in nature and should not be construed as more significant than comparable financial measures defined by GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information about these non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure, please refer to the reconciliations on the following pages.

Constant Currency Information

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales, earnings or other historical financial information on a "constant currency basis," which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior corresponding period's currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

Please refer to Footnotes at the end of this release.

Adjusted Net Income and Adjusted EPS

A reconciliation of reported net income to adjusted net income and the calculation of adjusted EPS are provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the reconciliation of the Company's reported net income to adjusted net income and the calculation of adjusted EPS for the three months ended December 31, 2021 and 2020:

	Three Months Ended
(in millions, except per share amounts)	December 31, 2021	December 31, 2020
Net income	$175.8	$144.7
Loss from discontinued operations, net of tax (1)	0.1	1.3
Aspirational plan amortization (2)	—	4.2
Loss on extinguishment of debt (3)	—	4.2
Aspirational plan employer costs (4)	—	2.3
Other income (5)	—	(2.3)
Tax adjustments (6)	—	(11.2)
Adjusted net income	$175.9	$143.2

Adjusted earnings per share, diluted	$0.88	$0.67

Diluted shares outstanding	199.8	214.1

The following table sets forth the reconciliation of the Company's reported net income to adjusted net income and the calculation of adjusted EPS for the years ended December 31, 2021 and 2020:

	Year Ended
(in millions, except per common share amounts)	December 31, 2021	December 31, 2020
Net income	$624.5	$348.8
Loss from discontinued operations, net of tax (1)	0.7	—
Loss on extinguishment of debt (3)	23.0	5.1
Acquisition-related costs (7)	6.2	—
Overlapping interest expense (8)	5.2	—
Aspirational plan amortization (2)	—	49.4
Customer-related charges (9)	—	11.7
Incremental operating costs (10)	—	7.2
Asset impairments (11)	—	7.0
Restructuring costs (12)	—	3.8
Accounting standard adoption (13)	—	3.6
Aspirational plan employer costs (4)	—	2.3
Facility expansion costs (14)	—	0.6
Other income (5)	—	(2.3)
Tax adjustments (6)	(7.9)	(31.5)
Adjusted net income	$651.7	$405.7

Adjusted earnings per share, diluted	$3.19	$1.91

Diluted shares outstanding	204.3	212.3

Please refer to Footnotes at the end of this release.

Adjusted Gross Profit and Gross Margin and Adjusted Operating Income (Expense) and Operating Margin

A reconciliation of gross profit and gross margin to adjusted gross profit and adjusted gross margin, respectively, and operating income (expense) and operating margin to adjusted operating income (expense) and adjusted operating margin, respectively, are provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the Company's reported gross profit and reported operating income (expense) for the three months ended December 31, 2021. The Company had no adjustments to gross profit or operating income (expense) for the three months ended December 31, 2021.

	4Q 2021
(in millions, except percentages)	Consolidated	Margin	North America	Margin	International	Margin	Corporate
Net sales	$1,359.6		$1,062.1		$297.5		$—

Gross profit	$604.5	44.5%	$441.6	41.6%	$162.9	54.8%	$—

Operating income (expense)	$250.8	18.4%	$228.9	21.6%	$60.1	20.2%	$(38.2)

The following table sets forth the Company's reported gross profit and the reconciliation of the Company's reported operating income (expense) to the calculation of adjusted operating income (expense) for the three months ended December 31, 2020. The Company had no adjustments to gross profit for the three months ended December 31, 2020.

	4Q 2020
(in millions, except percentages)	Consolidated	Margin	North America	Margin	International	Margin	Corporate
Net sales	$1,057.0		$893.6		$163.4		$—

Gross profit	$485.2	45.9%	$387.4	43.4%	$97.8	59.9%	$—

Operating income (expense)	$193.2	18.3%	$187.0	20.9%	$48.7	29.8%	$(42.5)
Adjustments:
Aspirational plan amortization (2)	4.2		—		—		4.2
Aspirational plan employer costs (4)	2.3		—		—		2.3
Total adjustments	6.5		—		—		6.5

Adjusted operating income (expense)	$199.7	18.9%	$187.0	20.9%	$48.7	29.8%	$(36.0)
Please refer to Footnotes at the end of this release.

The following table sets forth the Company's reported gross profit and the reconciliation of the Company's operating income (expense) to the calculation of adjusted gross profit and adjusted operating income (expense) for the year ended December 31, 2021. The Company had no adjustments to gross profit for the year ended December 31, 2021.

	FULL YEAR 2021
(in millions, except percentages)	Consolidated	Margin	North America	Margin	International	Margin	Corporate
Net sales	$4,930.8		$4,079.2		$851.6		$—

Gross profit	$2,158.7	43.8%	$1,678.0	41.1%	$480.7	56.4%	$—

Operating income (expense)	$912.3	18.5%	$856.7	21.0%	$200.0	23.5%	$(144.4)
Adjustments:
Acquisition-related costs (7)	6.2		—		2.3		3.9
Total adjustments	6.2		—		2.3		3.9

Adjusted operating income (expense)	$918.5	18.6%	$856.7	21.0%	$202.3	23.8%	$(140.5)

The following table sets forth the reconciliation of the Company's reported gross profit and operating income (expense) to the calculation of adjusted operating income (expense) for the year ended December 31, 2020.

	FULL YEAR 2020
(in millions, except percentages)	Consolidated	Margin	North America	Margin	International	Margin	Corporate
Net sales	$3,676.9		$3,159.2		$517.7		$—

Gross profit	$1,638.4	44.6%	$1,332.0	42.2%	$306.4	59.2%	$—
Adjustments:
Incremental operating costs (10)	4.5		4.0		0.5		—
Facility expansion costs (14)	0.6		0.6		—		—
Total adjustments	5.1		4.6		0.5		—

Adjusted gross profit	$1,643.5	44.7%	$1,336.6	42.3%	$306.9	59.3%	$—

Operating income (expense)	$532.1	14.5%	$591.4	18.7%	$127.6	24.6%	$(186.9)
Adjustments:
Aspirational plan amortization (2)	49.4		—		—		49.4
Customer-related charges (9)	11.7		11.7		—		—
Incremental operating costs (10)	7.2		4.3		2.9		—
Asset impairments (11)	7.0		7.0		—		—
Restructuring costs (12)	3.8		—		3.8		—
Accounting standard adoption (13)	3.6		3.6		—		—
Aspirational plan employer costs (4)	2.3		—		—		2.3
Facility expansion costs (14)	0.6		0.6		—		—
Total adjustments	85.6		27.2		6.7		51.7

Adjusted operating income (expense)	$617.7	16.8%	$618.6	19.6%	$134.3	25.9%	$(135.2)
Please refer to Footnotes at the end of this release.

EBITDA, Adjusted EBITDA and Consolidated Indebtedness Less Netted Cash

The following reconciliations are provided below:

•Net income to EBITDA and adjusted EBITDA
•Ratio of consolidated indebtedness less netted cash to adjusted EBITDA
•Total debt, net to consolidated indebtedness less netted cash

Management believes that presenting these non-GAAP measures provides investors with useful information with respect to the Company's operating performance, cash flow generation and comparisons from period to period, as well as general information about the Company's progress in reducing its leverage.

The Company's credit agreement (the "2019 Credit Agreement") provides the definition of adjusted EBITDA. Accordingly, the Company presents adjusted EBITDA to provide information regarding the Company’s compliance with requirements under the 2019 Credit Agreement.

The following table sets forth the reconciliation of the Company's reported net income to the calculations of EBITDA and adjusted EBITDA for the three months ended December 31, 2021 and 2020:

	Three Months Ended
(in millions)	December 31, 2021	December 31, 2020
Net income	$175.8	$144.7
Interest expense, net	20.5	16.0
Loss on extinguishment of debt (3)	—	4.2
Income tax provision	54.4	29.4
Depreciation and amortization	46.6	39.7
Aspirational plan amortization (2)	—	4.2
EBITDA	$297.3	$238.2
Adjustments:
Loss from discontinued operations, net of tax (1)	0.1	1.3
Aspirational plan employer costs (4)	—	2.3
Other income (5)	—	(2.3)
Adjusted EBITDA	$297.4	$239.5
Please refer to Footnotes at the end of this release.

The following table sets forth the reconciliation of the Company's net income to the calculations of EBITDA and adjusted EBITDA for the year ended December 31, 2021:

Year Ended
(in millions)	December 31, 2021
Net income	$624.5
Interest expense, net	61.1
Overlapping interest expense (8)	5.2
Loss on extinguishment of debt (3)	23.0
Income tax provision	198.3
Depreciation and amortization	176.6
EBITDA	$1,088.7
Adjustments:
Loss from discontinued operations, net of tax (1)	0.7
Acquisition-related costs (7)	6.2
Earnings from Dreams prior to acquisition (15)	40.3
Adjusted EBITDA	$1,135.9

Consolidated indebtedness less netted cash	$2,053.7

Ratio of consolidated indebtedness less netted cash to adjusted EBITDA	1.81 times
Under the 2019 Credit Agreement, the definition of adjusted EBITDA contains certain restrictions that limit adjustments to net income when calculating adjusted EBITDA. For the twelve months ended December 31, 2021, the Company's adjustments to net income when calculating adjusted EBITDA did not exceed the allowable amount under the 2019 Credit Agreement.

The ratio of consolidated indebtedness less netted cash to adjusted EBITDA is 1.81 times for the trailing twelve months ended December 31, 2021. The 2019 Credit Agreement requires the Company to maintain a ratio of consolidated indebtedness less netted cash to adjusted EBITDA of less than 5.00:1.00 times.

The following table sets forth the reconciliation of the Company's reported total debt to the calculation of consolidated indebtedness less netted cash as of December 31, 2021. "Consolidated Indebtedness" and "Netted Cash" are terms used in the 2019 Credit Agreement for purposes of certain financial covenants.

(in millions)	December 31, 2021
Total debt, net	$2,331.5
Plus: Deferred financing costs (16)	21.7
Consolidated indebtedness	2,353.2
Less: Netted cash (17)	299.5
Consolidated indebtedness less netted cash	$2,053.7

Please refer to Footnotes at the end of this release.

Footnotes:

(1)
Certain subsidiaries in the International business segment are accounted for as discontinued operations and have been designated as unrestricted subsidiaries in the 2019 Credit Agreement. Therefore, these subsidiaries are excluded from the Company's adjusted financial measures for covenant compliance purposes.

(2)
In the fourth quarter of 2020, the Company recognized $4.2 million of performance-based stock compensation amortization related to the Company's long-term aspirational awards. In the year ended December 31, 2020, the Company recognized $49.4 million which represented the cumulative catch-up adjustment for the long-term aspirational awards that became probable of vesting during the third quarter of 2020 and the remaining requisite service period in the fourth quarter of 2020.

(3)	In the fourth quarter of 2020, the Company recognized $4.2 million of loss on extinguishment of debt associated with the redemption of the 2023 senior notes. In the year ended December 31, 2020, the Company recognized $5.1 million of loss on extinguishment of debt associated with the redemption of the 2023 senior notes and the early repayment of the 364-day term loan. In the year ended December 31, 2021, the Company recognized $23.0 million of loss on extinguishment of debt associated with the redemption of the 2026 and 2023 senior notes.
(4)	In the fourth quarter of 2020, the Company recognized $2.3 million of employer-related tax costs related to the aspirational plan compensation.
(5)	In the fourth quarter of 2020, the Company recorded $2.3 million of other income related to the sale of a manufacturing facility.
(6)	Adjusted income tax provision represents the tax effects associated with the aforementioned items and discrete income tax events. In the fourth quarter of 2020, the Company recorded a $9.5 million discrete income tax benefit upon the vesting of the Company's long-term aspirational plan awards.
(7)
In the year ended December 31, 2021, the Company recognized $6.2 million of acquisition-related costs, primarily related to legal and professional fees and stamp taxes associated with the acquisition of Dreams.

(8)
In the year ended December 31, 2021, the Company incurred $5.2 million of overlapping interest expense during the period between the issuance of the 2029 Senior Notes and the redemption of the 2026 Senior Notes.

(9)	In the year ended December 31, 2020, the Company recorded $11.7 million of customer-related charges in connection with the bankruptcy of Art Van Furniture, LLC and affiliates to fully reserve trade receivables and other assets associated with this account.
(10)
In the year ended December 31, 2020, the Company recorded $7.2 million of incremental operating costs and charges associated with the global pandemic. Cost of sales included $4.5 million of costs for relief efforts, increased sanitation supplies and services and other items. Operating expenses included $2.7 million of charges related to increased sanitation supplies and services.

(11)	In the year ended December 31, 2020, the Company recorded $7.0 million of asset impairment charges related to the write-off of certain sales and marketing assets.
(12)	In the year ended December 31, 2020, the Company incurred $3.8 million of restructuring costs associated with International headcount reductions driven by the macro-economic environment.
(13)	In the year ended December 31, 2020, the Company recorded $3.6 million of charges related to the adoption of ASU No. 2016-13, "Financial Instruments - Credit Losses (Topic 326)". As permitted by the 2019 Credit Agreement, the Company elected to eliminate the effect of this accounting change within its covenant compliance calculation.
(14)	In the year ended December 31, 2020, the Company recorded $0.6 million of costs related to the opening of a Sealy manufacturing facility.
(15)	The Company completed the acquisition of Dreams on August 2, 2021 and designated this subsidiary as restricted under the 2019 Credit Agreement. For covenant compliance purposes, the Company included $40.3 million of EBITDA from this subsidiary for the seven months prior to acquisition in the Company's calculation of adjusted EBITDA for the year ended December 31, 2021.
(16)
The Company presents deferred financing costs as a direct reduction from the carrying amount of the related debt in the Consolidated Balance Sheets. For purposes of determining total debt for financial covenant purposes, the Company has added these costs back to total debt, net as calculated per the Consolidated Balance Sheets.

(17)	Netted cash includes cash and cash equivalents for domestic and foreign subsidiaries designated as restricted subsidiaries in the 2019 Credit Agreement.